CONTRIBUTION AGREEMENT
     THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the 21st day of August, 2006 (the “Effective Date”), by and between VMS NATIONAL PROPERTIES JOINT VENTURE, an Illinois general partnership (“Contributor”), AIMCO PROPERTIES, L.P., a Delaware limited partnership (“Parent”) and AIMCO PROPERTIES, LLC, a Delaware limited partnership (“Contributee”).
W I T N E S S E T H:
     In consideration of the covenants and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Agreement to Contribute. Contributor agrees to contribute (the “Contribution”) to Contributee, and Contributee agrees to receive from Contributor, subject to all of the terms and conditions of this Agreement, all of Contributor’s right, title and interest in and to those certain residential apartment projects commonly known as (i) “Buena Vista Apartments,” located in Pasadena, Los Angeles County, California, (ii) “Casa de Monterey,” located in Norwalk, Los Angeles County, California, (iii) “Crosswood Park Apartments,” located in Citrus Heights, Sacramento County, California, (iv) “MountainView Apartments,” located in San Dimas, Los Angeles County, California, (v) “Pathfinder Village Apartments,” located in Fremont, Alameda County, California, (vi) “Scotchollow Apartments,” located in San Mateo, San Mateo County, California and (vii) “Towers of Westchester Park Apartments,” located in College Park, Prince George’s County, Maryland, consisting of the following:
          (a) Real Property. Those certain tracts of land more fully described on Exhibit A-1 through Exhibit A-7 attached to this Agreement and incorporated herein by this reference, together with all improvements now or hereafter located thereon and all appurtenances thereto (including, without limitation, all easements, rights-of-way, water rights, mineral and timber rights, development rights, privileges, licenses, and other rights and benefits belonging to, running with the owner of, or in any way relating to the aforesaid tract of land and all trees, shrubbery and plants), together with all right, title and interest of Contributor in and to any land lying in the bed of any street, opened or proposed, abutting such tract of land, and all right, title and interest of Contributor in and to any unpaid award for the taking by eminent domain of any part of the aforesaid tract of land or for damage to such tract of land by reason of a change of grade of any street (collectively, the “Real Property”); and
          (b) Personal Property. All fixtures, furniture, equipment, elevators, and other personal property owned by Contributor and attached or appurtenant to, or located in or on, or used in connection with the Real Property, together with all intangible personal property used in the ownership, operation or maintenance of the Real Property, with the exception, however, of any replacement reserves, escrow accounts, residual receipts accounts, cash or other funds (whether in petty cash or house “banks” or on deposit or in transit for deposit), utility or similar deposits, receivables, refunds, rebates or other claims, or any interest thereon, for the period or events occurring through the Closing Date, and insurance and other prepaid items (collectively, the “Personal Property” and, together with the Real Property, the “Property”). Each parcel of the Real Property described on Exhibit A-1 through Exhibit A-7, together with the Personal Property associated therewith, is sometimes individually referred to herein as a “Site.” The Property is to be conveyed in its entirety, and individual Sites may not be excluded by Contributee or Contributor. Any termination of this Agreement as provided herein shall be effective as to the entire Property.
          (c) Consideration. Subject to Section 1(d) and 1(e) below, the consideration for the Contribution (the “Consideration”) of the Property, subject to adjustments as provided in this Agreement, shall be Two Hundred Twenty Four Million Two Hundred Twenty Eight Thousand, Two Hundred Sixty and No/100 Dollars ($224,228,260.00) and shall be paid at “Closing” (as defined in Section 4(a)) in cash or by certified, cashier’s or treasurer’s check, or by wire transfer of immediately available funds.
          (d) Alternative Payment. (i) In connection with the Contribution, the Contributor shall give each limited partner of the Contributor’s general partners (each, a “Limited Partner”) an opportunity to waive its right to receive any or all of the Consideration otherwise ultimately distributable to it in cash and elect to receive such waived portion of the Consideration directly from Parent in the form of Partnership Common Units of Parent (“OP Units”). Contributor and Parent agree to provide each Limited Partner with documentation sufficient to indicate any such waiver and election. Contributor further agrees to, and hereby does, waive its right to receive any Consideration that would be distributable to any Limited Partner that has waived its right to receive such Consideration in cash and elected to receive it directly from Parent in the form of OP Units (any such Limited Partner, an “Electing Limited Partner”). Parent hereby agrees to issue and deliver directly to each Electing Limited Partner that number of OP Units equal to (A) the amount of cash Consideration the receipt of which was waived in such Electing Limited Partner’s waiver and election documentation divided by (B) the Average Daily Closing Price; provided that such issuance and delivery does not violate any state securities laws, in which event all parties hereto shall be entitled to disregard such waiver and election and proceed with the Contribution and resulting cash distributions as if such waiver and election had not been delivered by such Electing Limited Partner. Any certificate evidencing OP Units issued to an Electing Limited Partner shall contain such legends and restrictions as may be required by federal or state securities laws or the governing documents of Parent. “Average Daily Closing Price” means the average of the closing prices per share of the Class A Common Stock of Apartment and Investment Management Company, a Maryland corporation, on the New York Stock Exchange as reported by the Wall Street Journal (or, if not reported thereby, any other authoritative source as the parties shall agree in writing) for the twenty (20) consecutive full trading days in which such shares are traded on the New York Stock Exchange ending on the second trading day, prior to, but not including, the Closing Date.
               (ii) Contributor hereby covenants and agrees to use commercially reasonable efforts to qualify the offering and issuance of OP Units under the state securities laws of each state in which a Limited Partner is a resident.
          (e) Contributee holds certain rights to receive payments from residual proceeds remaining following the disposition of the Real Property and the payment of other specified claims (such rights, the “MF-VMS Interest”). In connection with the Contribution,

Contributor and Contributee hereby agree as follows with respect to the treatment of the MF-VMS Interest: (i) at the Closing, Contributee shall assume and shall become responsible for the payment, performance and satisfaction of all obligations arising with respect to the MF-VMS Interest with respect to the Real Property and (ii) the Consideration payable to Contributor shall be reduced by an amount equal to the obligation assumed pursuant to this Section 1(e).
     2. Defaults.
          (a) Contributee Default.
               If Contributee, without the right to do so and in default of its obligations under this Agreement, fails to complete Closing, Contributor shall be entitled to terminate this Agreement by written notice to Contributee, whereupon neither party hereto shall have any further rights or obligations hereunder except for those that expressly survive termination of this Agreement.
          (b) Contributor Default. If Contributor, without the right to do so and in default of its obligations under this Agreement, fails to complete Closing, Contributee shall have the right either to terminate this Agreement by written notice to Contributor, whereupon neither party hereto shall have any further rights or obligations hereunder except for those that expressly survive termination of this Agreement or to seek specific performance of Contributor’s obligations under this Agreement; Contributee waives any right to any and all other remedies for Contributor’s breach of this Agreement permitted by law or in equity against Contributor or any of Contributor’s Affiliates, including any right to damages.
     3. Closing.
          (a) Place of Closing. The closing and settlement of the transaction contemplated by this Agreement (“Closing”) shall take place by escrow closing with the Title Company (as defined in Section 5(a)) wherein neither Contributee nor Contributor need be physically present.
          (b) Closing Date. Closing shall occur on such date as is selected by Contributor and Contributee (the “Closing Date”); provided, however, that the Closing Date shall not occur any later than December 31, 2007.
     4. Condition of Title.
          (a) Title to Real Property. Title to the Real Property and Contributor’s interest therein shall be good and marketable, and free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies and other title objections, except for the “Permitted Encumbrances” (as hereinafter defined), and shall be insurable as such and as provided in this Agreement at ordinary rates by Stewart Title Guaranty Company, 1980 Post Oak Boulevard, Suite 610, Houston, Texas 77056, Attention: Ms. Wendy Howell, Facsimile No.: 713-552-1703 (the “Title Company” or “Escrow Agent”) pursuant to an ALTA Owner’s Policy of Title Insurance. The term “Permitted Encumbrances” shall mean the items set forth on Exhibit B to this Agreement and any and all written tenant leases for apartment units at the Property (the “Tenant Leases”).

          (b) Title to Personal Property. Title to the Personal Property shall be good and marketable, and free and clear of all liens, security interests and other encumbrances.
          (c) Inability to Convey. If, at Closing, Contributor is unable to convey title to the Real Property to Contributee in accordance with the requirements of this Agreement, Contributee shall have the option of: (i) terminating Contributee’s obligations under this Agreement, in which event this Agreement shall be terminated and neither party shall have any obligations hereunder, (ii) proceeding to Close, or (iii) adjourning Closing for a period of up to thirty (30) days in order to permit Contributor the opportunity to correct such defects, encumbrances and other title objections (except for Permitted Encumbrances), and if by such date, Contributor has failed to do so, then Contributee shall again have the options set forth in Section 5(c)(i) and (ii) above.
     5. Delivery of Possession. At the Closing, Contributor shall deliver actual physical possession of the Property free of any leases, claims to or rights of possession other than the Tenant Leases.
     6. Service Agreements. Attached to this Agreement as Exhibit C are those “Service Agreements” (as such term is hereinafter defined) which Contributee desires to terminate at the Closing (the “Terminated Contracts”); provided that (a) the effective date of such termination after Closing shall be subject to the express terms of such Terminated Contracts (and, to the extent that the effective date of termination of any Terminated Contract is after the Closing Date, Contributee shall be deemed to have assumed all of Contributor’s obligations under such Terminated Contract as of the Closing Date), (b) if any such Service Agreement cannot by its terms be terminated, it shall be assumed by Contributee and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Contributee shall be solely responsible for the payment of any such cancellation fees or penalties. To the extent that any Service Agreement to be assumed by Contributee (including any Service Agreements that, because of advance notice requirements, will be temporarily assumed by Contributee pending the effective date of termination after the Closing Date) is assignable but requires the applicable vendor to consent to the assignment or assumption of the Service Agreement by Contributor to Contributee, then, prior to the Closing, Contributee shall be responsible for obtaining from each applicable vendor a consent to the assignment of the Service Agreement by Contributor to Contributee (and the assumption by Contributee of all obligations under such Service Agreement). For purposes of this Agreement, “Service Agreements” shall mean all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Tenant Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, but only to the extent assignable by their terms or applicable law (including any contracts that are assignable with the consent of the applicable vendor).
     7. Apportionments.
          (a) General. All normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated through the Closing Date, Contributor being charged or credited, as appropriate, for all of the same attributable to the period through the Closing Date (and credited for any amounts paid by Contributor attributable to the period after the Closing Date, if assumed by Contributee) and Contributee being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period after the Closing Date.
          (b) Operating Expenses. All of the operating, maintenance, taxes (other than real estate taxes, such as rental taxes), and other expenses incurred in operating the Property that Contributor customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of the Property, shall be prorated on an accrual basis. Contributor shall pay all such expenses that accrue through the Closing Date and Contributee shall pay all such expenses that accrue after the Closing Date.
          (c) Utilities. The final readings and final billings for utilities will be made if possible as of the Closing Date, in which case Contributor shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills. Otherwise, a proration shall be made based upon the parties’ reasonable good faith estimate and a readjustment made within 30 days after the Closing, if necessary. Contributor shall be entitled to the return of any deposit(s) posted by it with any utility company, and Contributor shall notify each utility company serving the Property to terminate Contributor’s account, effective as of noon on the Closing Date.
          (d) Real Estate Taxes. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated through the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year (assuming payment at the earliest time to allow for the maximum possible discount). The proration of real property taxes or installments of assessments shall be final and not subject to re-adjustment after Closing.
          (e) Leases.
               (i) All collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by tenants under the Leases), income and expenses from any portion of the Property shall be prorated through the Closing Date (prorated for any partial month). Contributee shall receive all collected rent and income attributable to dates after the Closing Date. Contributor shall receive all collected rent and income attributable to dates through the Closing Date. Notwithstanding the foregoing, no prorations shall be made in relation to either (A) non-delinquent rents which have not been collected as of the Closing Date, or (B) delinquent rents existing, if any, as of the Closing Date (the foregoing (A) and (B) referred to herein as the “Uncollected Rents”). In adjusting for Uncollected Rents, no adjustments shall be made in Contributor’s favor for rents which have accrued and are unpaid as of the Closing, but Contributee shall pay Contributor such accrued Uncollected Rents as and when collected by

Contributee. Contributee agrees to bill tenants of the Property for all Uncollected Rents and to take reasonable actions to collect Uncollected Rents. After the Closing, Contributor shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Uncollected Rents owed to Contributor by any tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any tenant. Contributee agrees to cooperate with Contributor in connection with all efforts by Contributor to collect such Uncollected Rents and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing; provided, however, that Contributee’s obligation to cooperate with Contributor pursuant to this sentence shall not obligate Contributee to terminate any tenant lease with an existing tenant or evict any existing tenant from the Property.
               (ii) At Closing, Contributee shall receive a credit against the Consideration in an amount equal to the received and unapplied balance of all cash (or cash equivalent) tenant deposits, including, but not limited to, security, damage or other refundable deposits or required to be paid by any of the tenants to secure their respective obligations under the leases, together, in all cases, with any interest payable to the tenants thereunder as may be required by their respective tenant lease or state law (the “Tenant Security Deposit Balance”). Any cash (or cash equivalents) held by Contributor which constitutes the Tenant Security Deposit Balance shall be retained by Contributor in exchange for the foregoing credit against the Consideration and shall not be transferred by Contributor pursuant to this Agreement (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Contributee. The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by tenants to Contributor, either pursuant to the leases or otherwise.
               (iii) With respect to operating expenses, taxes, utility charges, other operating cost pass-throughs, retroactive rental escalations, sums or charges payable by tenants under the tenant leases, to the extent that Contributor has received as of the Closing payments allocable to periods subsequent to Closing, the same shall be properly prorated with an adjustment in favor of Contributee, and Contributee shall receive a credit therefor at Closing. With respect to any payments received by Contributee after the Closing allocable to Contributor prior to Closing, Contributee shall promptly pay the same to Contributor.
          (f) Insurance. No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Contributee.
          (g) Post Closing Adjustments. In general, and except as provided in this Agreement or the Closing Documents, Contributor shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period through the Closing Date and Contributee shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period commencing after the Closing Date. Contributee or Contributor may request that Contributee and Contributor undertake to re-adjust any item in accordance with the provisions of this Section 8(h).

          (h) Transfer Taxes. Contributee shall pay at Closing all recordation and documentary fees, stamps and taxes imposed on the Deed or the financing transaction contemplated by this Agreement.
          (i) Closing Costs/Escrow Charges. Contributee shall pay any premiums or fees with respect to its title insurance policy for the Property (the “Title Policy”) in excess of the base premium for the Title Policy, and one-half of the customary closing costs of the Escrow Agent. Contributor shall pay the base premium for the Title Policy, and one-half of the customary closing costs of the Escrow Agent.
The provisions of this Section 8 shall survive the Closing.
     8. Representations and Warranties.
          (a) Contributor, to induce Contributee to enter into this Agreement and to complete Closing, makes the following representations and warranties to Contributee as of the date of this Agreement and as of the Closing Date (collectively, the “Contributor Representations”):
               (i) Other than the Tenant Leases, the Property is not subject to any written lease executed by Contributor or, to Contributor’s knowledge, any other possessory interests of any person.
               (ii) Contributor is not a “foreign person” as that term is used and defined in Section 1445 of the Internal Revenue Code of 1986, as amended.
               (iii) To Contributor’s knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property.
               (iv) To Contributor’s knowledge, Contributor has not received any written notice of any material default by Contributor under any Service Agreements (but not the Terminated Contracts).
               (v) To Contributor’s knowledge, on or prior to the Closing Date, Contributor shall have delivered or made available to Contributee all the following materials related to the Property within its actual possession and located at the Property (collectively, the “Materials”): plans and specifications, engineering reports, feasibility studies, Tenant Leases, Service Agreements, governmental permits and approvals, surveys and title information.
               (vi) To Contributor’s knowledge, Contributor has not received written notice, which remains outstanding, of any violation of any applicable law, ordinance, code, rule, order, regulation or requirement of any governmental authority.
               (vii) To Contributor’s knowledge, Contributor has not received any written notice of any pending or threatened condemnation or eminent domain proceeding (“Taking”) in connection with the Property.

               (viii) Except for the requirement to obtain the Consents, the execution and delivery of this Agreement and the performance by Contributor of its obligations hereunder have been duly authorized by all requisite partnership action, will not conflict with or result in a breach of any of the terms, conditions or provisions of Contributor’s partnership agreement, and will not conflict with or result in a breach of any law, regulation or order, or any agreement or instrument to which Contributor is a party or by which Contributor is bound or the Property is subject. This Agreement and the documents to be delivered by Contributor pursuant to this Agreement each will constitute the legal, valid, and binding obligations of Contributor, enforceable in accordance with their respective terms, covenants, and conditions.
As used in this Section 9(a), “Contributor’s knowledge” means the actual knowledge of the “Designated Representative” (as hereinafter defined) of the Contributor and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Contributor, or any affiliate of the Contributor, or to impose upon the Designated Representative any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon the Designated Representative any individual personal liability. For purposes of this Agreement, “Designated Representative” shall mean (i) for Buena Vista Apartments: Doug Oyler; (ii) for Casa de Monterey Apts: Brooke Wilson; (iii) for Crosswood Park Apartments: Douglas MacArthur; (iv) for Mountain View Apartments: Doug Oyler; (v) for Pathfinder Village Apartments: Douglas MacArthur; (vi) for Scotch Hollow Apts: Douglas MacArthur; and (vii) for Towers of Westchester Park: Susan Ridgeway, who are the Regional Property Managers of Contributor handling each of the Sites.
          (b) Contributee, to induce Contributor to enter into this Agreement and to complete Closing, makes the following representations and warranties to Contributor as of the date of this Agreement and as of the Closing Date (collectively, the “Contributee Representations”):
               (i) The execution and delivery of this Agreement and the performance by Contributee of its obligations hereunder have been duly authorized by all requisite partnership action, and will not conflict with or result in a breach of any of the terms, conditions or provisions of the Contributee, and will not conflict with or result in a breach of Contributee’s partnership agreement, any law, regulation or order, or any agreement or instrument to which Contributee is a party or by which Contributee is bound.
               (ii) This Agreement and the documents to be delivered by Contributee pursuant to this Agreement, will each constitute the legal, valid, and binding obligations of Contributee, enforceable in accordance with their respective terms, covenants, and conditions.
     9. Survival.
          (a) Survival of Contributor Representations, Warranties and Obligations. The Contributor Representations shall remain in effect for a period of six (6) months following the Closing Date. Contributor shall have no liability after such 6-month period with respect to the Contributor Representations except to the extent that Contributee has requested arbitration against Contributor during such 6-month period for breach of any Contributor Representations. Under no circumstances shall Contributor be liable to Contributee for more than $250,000.00 in any individual instance or in the aggregate for all breaches of Contributor Representations, nor shall Contributee be entitled to bring any claim for a breach of Contributor’s Representations unless the claim for damage (either in the aggregate or as to any individual claim) by Contributee exceeds $50,000.00. In the event that Contributor breaches any of the Contributor Representations, and Contributee had knowledge of such breach prior to the Closing Date, Contributee shall be deemed to have waived any right of recovery and, with respect to such breach, Contributor shall have no liability in connection therewith.
          (b) Survival of Contributee Representations, Warranties and Obligations. All of the Contributee Representations and all of the obligations of Contributee hereunder shall survive Closing and delivery of the Deed for a period of six (6) months following the Closing Date.
     10. Operations Prior to Closing. Between the date of the execution of this Agreement and Closing:
          (a) Repairs, Maintenance, Operations and Management. Contributor shall manage, operate, maintain and repair the Property in the same manner as the Property has been managed, operated, maintained and repaired prior to the date of this Agreement.
          (b) Contributee’s Access. Contributor shall continue to make available to Contributee and Contributee’s attorneys, architects, engineers and other representatives, reasonable access to the Property and all records and files relating thereto. Contributee hereby acknowledges that, prior to the date hereof, it and its attorneys, architects, engineers and other representatives, have been afforded access to the Property and to all records and files relating thereto for the purposes of inspections, preparation of plans, taking of measurements, making of surveys, making of appraisals, and generally for the ascertainment of the condition of the Property. Contributee further acknowledges that the Materials have been delivered or made available to Contributee prior to the date hereof.
          (c) AS-IS. Contributee agrees that, except for Contributor’s Representations, neither Contributor nor any agent or representative of Contributor has made any representation regarding the Property and Contributee is purchasing the Property “AS-IS, WITH ALL FAULTS.” Contributee agrees that Contributor shall not be responsible or liable to Contributee for any defects, errors or omissions, or on account of any conditions affecting the Property. Contributee, its successors and assigns, and anyone claiming by, through or under Contributee, hereby fully releases Contributor and Contributor’s Affiliates (as defined below) from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against Contributor or Contributor’s Affiliates with respect to any and all damages, mechanics’ liens, liabilities, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys’ fees, including the cost of in-house counsel and appeals) arising from or related to any defects, errors, omissions or other conditions affecting the Property. If Contributor provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Contributee and Contributor agree that Contributor has done so or shall do so only for the convenience of both parties, Contributee shall not rely thereon and the reliance by Contributee upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Contributor or Contributor’s Affiliates. Prior to Closing, Contributor shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Contributee agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Contributee, nor shall it affect the obligations of Contributee under this Contract in any manner whatsoever; and Contributee shall close title and accept delivery of the Deed with or without such tenants in possession and without any allowance or reduction in the Consideration under this Contract. Contributee hereby releases Contributor from any and all claims and liabilities relating to the foregoing matters. The provisions of this Section 11(c) shall survive the Closing and delivery of the Deed to Contributee. For purposes of this Agreement, “Affiliates” shall mean any of a party’s affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives and agents.
     11. Casualty.
          (a) Major Casualty. If at any time prior to the Closing Date any portion of the Property is destroyed or damaged as a result of fire or any other casualty (“Casualty”) and the cost of repair is more than $500,000.00, Contributor shall promptly give written notice (“Casualty Notice”) thereof to Contributee. If the Property is the subject of a Casualty, Contributee shall have the right, at its sole option, of terminating this Agreement (by written notice to Contributor given within thirty (30) days after receipt of the Casualty Notice from Contributor). If Contributee does not terminate this Agreement, (i) any deductibles and the net proceeds of any insurance with respect to the Property paid to Contributor between the date of this Agreement and the Closing Date and not used by Contributor for repairs to the Property in connection with such Casualty shall be paid to Contributee at the time of Closing, and (ii) all unpaid claims and rights in connection with losses to the Property shall be assigned to Contributee at Closing without in any manner affecting the Consideration.
          (b) Minor Casualty. If the cost of repair is less than $500,000.00, then the transaction contemplated by this Agreement shall be closed in accordance with the terms of this Agreement, notwithstanding the Casualty; provided, however, that Contributor shall make such repairs to the extent of any recovery from insurance carried on the Property if they can be reasonably effected before Closing. If Contributor is unable to effect such repairs, then at Closing, Contributee shall be paid (i) any deductibles and the net proceeds of any insurance with respect to the Property paid to Contributor between the date of this Agreement and the Closing Date and not used by Contributor for repairs to the Property in connection with such Casualty shall be paid to Contributee at the time of Closing, and (ii) all unpaid claims and rights in connection with losses to the Property shall be assigned to Contributee at Closing without in any manner affecting the Consideration.
     12. Eminent Domain. If at any time prior to the Closing Date, a Taking affects all or any part of the Property, if any proceeding for a Taking is commenced, or if written notice of the contemplated commencement of a Taking is given, Contributor shall promptly give written notice (“Taking Notice”) thereof to Contributee. Contributee shall have the right, at its sole option, of terminating this Agreement by written notice to Contributor within thirty (30) days after receipt by Contributee of the Taking Notice. If Contributee does not terminate this Agreement, the Consideration shall be reduced by the total amount of any awards or damages received by Contributor and Contributor shall, at Closing, be deemed to have assigned to Contributee all of Contributor’s right, title and interest in and to any awards or damages to which Contributor may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of the Property or any portion thereof.
     13. Conditions of Party’s Obligations
          (a) Certain Conditions. The obligations of Contributee under this Agreement are subject to the satisfaction of each of the following conditions (any one of which may be waived in whole or in part in writing by Contributee at or prior to Closing):
               (i) at the time of Closing, all of the representations and warranties by Contributor set forth in this Agreement shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made both at and as of the date of this Agreement and at and as of the Closing Date; provided, however, that for purposes only of satisfying this condition contained in this Section, any representation or warranty stated to be “to the Contributor’s knowledge” shall be read without reference to any such qualification; and
               (ii) at the time of Closing, Contributor shall have performed all covenants, agreements and conditions required by this Agreement to be performed by Contributor prior to or as of the Closing Date; and
               (iii) Contributee acknowledges that the Property is currently encumbered by (A) a first mortgage loan, and (B) a second mortgage loan (collectively, the “Loans”). The current holders of the Loans are hereinafter collectively referred to as the “Lenders”. It shall be a condition to Contributee’s obligation to close hereunder that Contributor obtain written consent to the transactions described in this Agreement from each of the Lenders (collectively, the “Lender Consents”), which Lender Consents shall include terms reasonably satisfactory to Contributor and Contributee pursuant to which Contributee assumes all of Contributor’s obligations under the Loans accruing from and after the Closing and the Lenders release Contributor (and any guarantors) from any and all obligations under the Loans accruing from and after the Closing. Contributee shall pay all costs and expenses incurred in connection with obtaining the Lender Consents. Contributor shall use reasonable efforts to obtain the Lender Consents. Contributee will reasonably cooperate with Contributor and Contributor’s agents in obtaining the Lender Consents. At Closing, Contributee shall receive a credit against the Consideration in the amount of the outstanding principal balance of the Loans, as of the Closing Date, so long as the Lender Consents are received and, pursuant to such Lender Consents, Contributee assumes the Loans and Contributee is released therefrom at Closing
          (b) Failure of Condition. If any of the conditions set forth in Sections 14(a)(i) or (ii) are not satisfied as of the Closing Date, Contributee shall have the right, at Contributee’s sole option (by written notice to Contributor) to (i) terminate Contributee’s obligations under this Agreement, (ii) complete Closing notwithstanding the unsatisfied condition, or (iii) adjourn the Closing to a date not later than thirty (30) days after the scheduled Closing Date, during which period Contributor shall use its reasonable efforts to satisfy any unsatisfied conditions within Contributor’s reasonable power to satisfy.
          (c) No Inspection Contingency. Contributee hereby acknowledges that, prior to the date hereof, Contributee has had the opportunity to examine the Property, the Permitted Encumbrances, the Tenant Leases, the Materials and all other items delivered or made available by Contributor relating to the Property, to make environmental surveys, and to perform such other surveys, tests, investigations and inspections of the Property as Contributee, in its discretion, may have elected. Contributee further acknowledges and agrees that Contributee has no right to terminate this Agreement as a result of any inspections or investigations of the Property (whether such inspections and investigations were or are conducted prior to or on or after the date hereof).
          (d) Partnership Approval Contingency.
               (i) If required by the partnership agreement of Contributor or by law, it shall be a condition to Contributor’s obligation to close hereunder that Contributor obtain the approval of the transactions described in this Agreement from the necessary partners of Contributor (other than the general partner of Contributor or any of its Affiliates) (the “Partnership Approval” and, together with the Lender Consents, the “Consents”).
               (ii) Contributor shall use reasonable efforts to obtain the Partnership Approval.
               (iii) Each of Contributee and Contributor shall have the right to terminate this Agreement by giving written notice of termination to the other party if the Partnership Approval shall not have been received as of the Closing Date.
          (e) Prior Transaction Contingency. The obligations of Contributor under this Agreement are subject to the closing of the sale of all other parcels of real property held by Contributor, which may be waived in writing by Contributor at or prior to Closing.
     14. Items to be Delivered at Closing.
          (a) By Contributor. At Closing, Contributor shall deliver to Contributee the following:
               (i) Deed. A deed transferring Contributor’s interest in the Real Property described on Exhibit A to Contributee, in form and substance customary for transactions similar to the transaction contemplated hereby for comparable property in the city, state and county in which the Property is located, duly executed and acknowledged by Contributor and, if customary, Contributee, and in proper form for recording (the “Deed”). If Contributee causes a survey of the Real Property to be made prior to Closing, then, at Contributee’s option (and with Contributor’s reasonable approval) the description of the Real Property conveyed by the Deed shall be based upon such survey’s legal description.

               (ii) Bill of Sale. A bill of sale, in customary form and substance and reasonably satisfactory to Contributee and Contributor, duly executed and acknowledged by Contributor (the “Bill of Sale”).
               (iii) Certificates, Etc. An assignment, duly executed and acknowledged by Contributor, of (and to the extent in Contributor’s actual possession, delivery to Contributee of originals or copies of): all existing and assignable permanent certificates of occupancy and all other existing and assignable licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Property; all existing plans and specifications for the Property; all assignable guarantees, bonds and warranties with respect to the Property (together with original counterparts of such instruments); and all keys to the Property.
               (iv) Assignment and Assumption of Tenant Leases. An assignment and assumption agreement (the “Assignment and Assumption of Tenant Leases”) assigning the Tenant Leases to Contributee, in form and substance acceptable to Contributee and Contributor.
               (v) Assignment and Assumption of Service Agreements. An assignment and assumption agreement (the “Assignment and Assumption of Service Agreements”) assigning to Contributee the Service Agreements which Contributee has agreed to assume pursuant to Section 7 of this Agreement, including any contract for improvements and repairs at the Property entered into by Contributor for the benefit of Contributee pursuant to Section 11(a) hereof.
               (vi) Resolutions; Title Company Affidavit. Such resolutions and certificates as Contributee or the Title Company shall reasonably require to evidence the due authorization and execution of this Agreement and the documents to be delivered pursuant hereto; and a reasonable and customary owner’s title affidavit required by the Title Company to permit it to issue to Contributee the Owner’s Policy of Title Insurance required pursuant to Section 5(a). Contributor shall also deliver a certification that Contributor is not a foreign person within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended.
               (vii) Termination letters to vendors under the Terminated Contracts.
               (viii) Other Documents. Any other document required to be delivered by Contributor pursuant to this Agreement.
          (b) By Contributee. At Closing, Contributee shall deliver to Contributor the following:
               (i) Consideration. The portion of the Consideration payable pursuant to Section 2(b).
               (ii) Assignment and Assumption of Tenant Leases. A signed counterpart to the Assignment and Assumption of Tenant Leases.

               (iii) Assignment and Assumption of Service Agreements. A signed counterpart to the Assignment and Assumption of Service Agreements.
               (iv) Other Documents. Any other document required to be delivered by Contributee pursuant to any other provisions of this Agreement or reasonably and customarily required by the Title Company.
     15. Brokerage. Each of Contributee and Contributor (the “Representing and Warranting Party”) represents and warrants to the other party hereto that the Representing and Warranting Party has dealt with no broker, finder or other intermediary in connection with this sale. Each Representing and Warranting Party agrees to indemnify, defend and hold the other party hereto harmless from and against all claims, demands, causes of action, loss, damages, liabilities, costs and expenses (including without limitation attorneys’ fees and court costs) arising from any claims for commissions made by any broker, finder or other intermediary claiming to have dealt with the Representing and Warranting Party.
     16. Assignability. Contributee shall have the absolute right to assign this Agreement and its rights hereunder and any assignee of Contributee shall be entitled to exercise all of the rights and powers of Contributee hereunder.
     17. Notices. All notices, demands, requests or other communications from each party to the other required or permitted under the term of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:
          if intended for Contributor:
VMS National Properties Joint Venture
55 Beattie Place
Greenville, South Carolina 29602
Attention: Martha L. Long
Ph: 864/239-1000
Fax: 864/239-5829
          if intended for Contributee:
AIMCO Properties, LLC
4582 South Ulster Street, Suite 1100
Denver, Colorado 80237
Attention: Harry G. Alcock
Ph: 303/757-8101
Fax: 303/300-3282
mail to:
          if intended for Parent:
AIMCO Properties, L.P.
4582 South Ulster Street, Suite 1100

Denver, Colorado 80237
Attention: Harry G. Alcock
Ph: 303/757-8101
Fax: 303/300-3282
     Each such notice, demand, request or other communication shall be given (i) personally, (ii) by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, (iii) by a nationally recognized overnight courier service for next business day delivery, or (iv) via facsimile or email transmission to the facsimile number or email address (as the case may be) listed above, provided, however, that if such communication is given via facsimile or email transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i) or (iii) above. Each such notice, demand, request or other communication shall be deemed to have been given upon actual receipt or refusal by the addressee.
     18. Disclosure. Contributor and Contributee hereby acknowledge delivery of the Lead Based Paint Disclosure attached as Exhibit D hereto. The provisions of this Section 19 shall survive the Closing and delivery of the Deed to Contributee.
          (a) Consent Agreement; Certified Lead-Based Paint Free. Testing (the “Testing”) has been performed at Scotchollow Apartments, Casa de Monterey, Crosswood Park, and Towers of Westchester Park with respect to lead-based paint. Law Engineering and Environmental Services, Inc. performed the Testing at Scotchollow Apartments and Crosswood Park and reported its findings in those certain Lead-Based Paint Free Housing Certifications dated May 14, 2001 (as to Scotchollow Apartments and Crosswood Park), and August 20, 2002 (as to Casa de Monterey). Connor Environmental Services and Engineering Assessments performed the Testing at Towers of Westchester Park and reported its findings in that certain Lead-Based Paint Free Housing Certification dated October 28, 2004. Copies of the foregoing Certifications are attached hereto as Exhibit E (the “Certifications”). The Certifications certify these Sites as lead based paint free. By execution hereof, Contributee acknowledges receipt of copies of the Certifications, the Lead-Based Paint Disclosure attached hereto as Exhibit D, and that certain Consent Agreement (the “Consent Agreement”) by and among the United States Environmental Protection Agency (executed December 19, 2001), the United States Department of Housing and Urban Development (executed January 2, 2002), and Apartment Investment and Management Company (“AIMCO”) (executed December 18, 2001). Because these Sites have been certified as lead based paint free, Contributor is not required under the Consent Agreement to remediate or abate any lead-based paint condition at such Sites prior to the Closing. Contributee acknowledges and agrees that (1) after Closing, the Contributee and the Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and (2) that Contributee shall not be deemed to be a third party beneficiary to the Consent Agreement. The provisions of this Section 19(a) shall survive the termination of this Agreement, and if not so terminated, the Closing and delivery of the Deed to Contributee.
          (b) Consent Agreement; No Lead Based Paint Hazards. Testing (the “Testing”) has been performed at Pathfinder Village Apartments and Buena Vista Apartments with respect to lead-based paint. Law Engineering and Environmental Services performed the

Testing and reported its findings in those certain Lead-Based Paint Risk Assessment Reports dated December 31, 2002 (with respect to Pathfinder Village Apartments), and September 12, 2002 (with respect to Buena Vista Apartments), copies of which has been provided to Contributee (the “Reports”). The Reports certify these Sites as free of (i) lead based hazards, (ii) dust lead hazards and (iii) soil lead hazards. By execution hereof, Contributee acknowledges receipt of a copy of the Reports, the Lead-Based Paint Disclosure attached hereto as Exhibit D, and acknowledges receipt of the certain Consent Agreement. Because these Sites have been certified as free of (x) lead based hazards, (y) dust lead hazards and (z) soil lead hazards, Contributor is not required under the Consent Agreement to remediate or abate any lead-based paint condition at the Property prior to the Closing. Contributee acknowledges and agrees that (1) after Closing, the Contributee and the Property shall be subject to the Consent Agreement and the provisions contained herein related thereto and (2) that Contributee shall not be deemed to be a third party beneficiary to the Consent Agreement. The provisions of this Section 19(a) shall survive the termination of this Agreement, and if not so terminated, the Closing and delivery of the Deed to Contributee.
     19. Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Agreement by binding arbitration. The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in the State of California. The parties shall attempt to designate one arbitrator from the American Arbitration Association. If they are unable to do so within 30 days after written demand therefor, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys’ fees (including those of in-house counsel) and costs to the prevailing party and charge the cost of arbitration to the party which is not the prevailing party. Notwithstanding anything herein to the contrary, this Section shall not prevent Contributee or Contributor from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the State of California (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Agreement or to prevent irreparable harm and injury. The court’s jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Agreement between the parties hereto shall be determined through final and binding arbitration in accordance with this Section.
     20. Miscellaneous.
          (a) Captions. The captions in this Agreement are inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

          (b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.
          (c) Entire Agreement; Governing Law. This Agreement embodies the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and contracts, whether written or oral. This Agreement shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties. The laws of the State of California shall govern the validity, construction, enforcement, and interpretation of this Agreement, unless otherwise specified herein except for the conflict of laws provisions thereof. All claims, disputes and other matters in question arising out of or relating to this Agreement, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the State of California, and the parties hereto expressly consent to the venue and jurisdiction of such court.
          (d) Provisions Separable. In the event that any part of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Agreement and the remaining portions of this Agreement shall be valid and enforceable.
          (e) Use of Terms. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.
          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.
          (g) Exhibits. All exhibits attached to this Agreement are incorporated by reference into and made a part of this Agreement.
          (h) No Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Agreement shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.
          (i) Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative or counsel drafted such provision.
          (j) Time. TIME IS OF THE ESSENCE OF THIS AGREEMENT. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays (unless “business days” is specified, in which case

Saturdays, Sundays and holidays shall not be counted); provided, however, that if the final day of any time period provided in this Agreement shall end on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. of the next full business day. For the purposes of this Section, the term “holiday” shall mean a day other than a Saturday or Sunday on which national banks in the State in which the Property is located are or may elect to be closed.
          (k) Recording of Agreement. Neither Contributor nor Contributee shall cause or permit this Agreement to be filed of record in any office or place of public record and, if Contributee or Contributor shall fail to comply with the terms hereof by recording or attempting to record the same, such act shall not operate to bind or cloud title to the Real Property.
          (l) No Personal Liability of Officers, Trustees or Directors of Contributor’s Partners. Contributee acknowledges that this Agreement is entered into by Contributor which is an Illinois general partnership, and Contributee agrees that none of Contributor’s Affiliates shall have any personal liability under this Agreement or any document executed in connection with the transactions contemplated by this Agreement.
          (m) Dissenters’ Appraisal Rights. Inasmuch as Contributor’s limited partners are not entitled to dissenters’ appraisal rights under applicable law, then Contributee and Contributor agree to provide each of Contributor’s limited partners with contractual dissenters’ appraisal rights that are based upon the dissenters’ appraisal rights that a limited partner of Contributor would have were Contributor’s limited partner a shareholder in a corporate merger under the corporation laws of the state of Contributor’s organization; provided, however, that:
               (i) this appraisal proceeding will be decided by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator who will follow the statutory provisions otherwise governing such dissenters’ appraisal rights and who will conduct the proceedings in Denver, Colorado or, at the option of Contributor’s limited partner, in the capital of Contributor’s state of organization; and
               (ii) any arbitration award can be appealed in the Federal District Court located in Denver, Colorado or, at the option of Contributor’s limited partner, in the capital of Contributor’s state of organization.
     21. Termination.
          (a) Termination by Mutual Consent. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing Date, by mutual written consent of Contributor and Contributee.
          (b) Termination by Contributor. This Agreement may be terminated by Contributor at any time prior to the Closing Date, by delivery of written notice to Contributee:
               (i) if any action restraining, enjoining or otherwise prohibiting consummation of the transaction contemplated herein shall be threatened by any party; or

               (ii) if Contributor reasonably determines it is necessary to terminate this Agreement in order to satisfy its fiduciary obligations to its investors.
          (b) Termination by Contributee. This Agreement may be terminated by Contributee at any time prior to the Closing Date, by delivery of written notice to Contributor:
               (i) if any action restraining, enjoining or otherwise prohibiting consummation of the transaction contemplated herein shall be threatened by any party; or
               (ii) if Contributee reasonably determines it is necessary to terminate this Agreement in order to satisfy its fiduciary obligations to its investors.
          (c) Effect of Termination. In the event of termination of this Agreement pursuant to this Section 22, this Agreement shall become void and of no effect with no liability on the part of any party hereto (or of any of its Affiliates, directors, officers, employees, agents, legal and financial advisors or other representatives), except for any obligations that expressly survive termination of this Agreement.
[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as of the day and year first above written.

CONTRIBUTOR:

VMS NATIONAL PROPERTIES JOINT VENTURE, an Illinois general partnership

By:	VMS NATIONAL RESIDENTIAL PORTFOLIO I, an Illinois limited partnership

	By:	MAERIL, INC., a Delaware corporation, its general partner

		By:	/s/ Martha L. Long

			Name:	Martha L. Long
			Title:	Senior Vice President

By:	VMS NATIONAL RESIDENTIAL PORTFOLIO II, an Illinois limited partnership

	By:	MAERIL, INC., a Delaware corporation, its general partner

		By:	/s/ Martha L. Long

			Name:	Martha L. Long
			Its:	Senior Vice President

PARENT:

AIMCO PROPERTIES, L.P., a Delaware limited partnership

By:	AIMCO-GP, INC., a Delaware corporation, its general partner

	By:	/s/ Harry G. Alcock

		Name:	Harry G. Alcock
		Its:	Executive Vice President and Chief Investment Officer

CONTRIBUTEE:

AIMCO PROPERTIES, LLC, a Delaware limited liability company

By:	AIMCO PROPERTIES, L.P., a Delaware limited partnership, its sole member

	By:	AIMCO-GP, INC., a Delaware corporation, its general partner

		By:	/s/ Harry G. Alcock

			Name:	Harry G. Alcock
			Its:	Executive Vice President and Chief Investment Officer

EXHIBIT A-1
LEGAL DESCRIPTION OF REAL PROPERTY
BUENA VISTA APARTMENTS

EXHIBIT A-2
LEGAL DESCRIPTION OF REAL PROPERTY
CASA DE MONTEREY
A portion of the East half of the Southeast Quarter of Section 11, Township 3 South, Range 12 West San Bernardino Base and Meridian, Rancho Santa Gertrudes, in the city of Norwalk, described as follows:
Beginning at a point in the East line of said Section that is North 0°03'52" West, 1021.60 feet from the Southeast corner thereof; thence South 89°57'04" West 680.90 feet; thence parallel with said East line North 0°03'52" West 581.37 feet to the Southwesterly line of right of way of the Southern Pacific Railroad; thence along the said Southwesterly line, South 57°05'40" East 811.61 feet to the East line of said section; thence along said East line South 0°03'52" East 139.88 feet to the point of beginning.
EXCEPT the East 20 feet within the lines of a County Road.

1

EXHIBIT A-3
LEGAL DESCRIPTION OF REAL PROPERTY
CROSSWOOD PARK APARTMENTS
THAT CERTAIN REAL PROPERTY SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SACRAMENTO, CITY OF CITRUS HEIGHTS, DESCRIBED AS FOLLOWS:
BEING A PORTION OF THAT CERTAIN “RECORD OF SURVEY A PORTION OF THE SOUTHEAST 1/4 OF SECTION 27 AND A PORTION OF THE NORTHEAST 1/4 OF SECTION 34, TOWNSHIP 10 NORTH, RANGE 6 EAST, M.D.B.&M.,” RECORDED IN THE OFFICE OF THE RECORDER OF SACRAMENTO COUNTY IN BOOK 28 OF SURVEYS, PAGE 28, MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT WHICH BEARS SOUTH 36º24'31'' EAST 55.00 FEET FROM THE MOST NORTHERLY CORNER OF “CROSSWOODS UNIT NO. 1”, THE OFFICIAL RECORD OF WHICH IS FILED IN THE OFFICE OF THE RECORDER OF SACRAMENTO COUNTY IN BOOK 88 OF MAPS, MAP NO. 21; THENCE FROM SAID POINT OF BEGINNING, ALONG THE SOUTHEASTERLY RIGHT OF WAY OF A COUNTY ROAD KNOWN AS AUBURN BOULEVARD, NORTHEASTERLY ALONG THE ARC OF A 2945.00 FOOT RADIUS CURVE TO THE RIGHT, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 60º07'34'' EAST 671.62 FEET; THENCE NORTH 66º41'25'' EAST 457.20 FEET; THENCE ALONG THE ARC OF A 40.00 FOOT RADIUS CURVE TO THE RIGHT, SAID ARC BEING SUBTENDED BY A CHORD BEARING SOUTH 68º37'12'' EAST 56.26 FEET; THENCE SOUTH 23º55'50'' EAST 42.92 FEET; THENCE ALONG THE ARC OF A 30.00 FOOT RADIUS CURVE TO THE LEFT, SAID ARC BEING SUBTENDED BY A CHORD BEARING SOUTH 37º12'26'' EAST 13.78 FEET; THENCE SOUTH 50º29'02'' EAST 9.17 FEET; THENCE ALONG THE ARC OF A 30.00 FOOT RADIUS CURVE TO THE RIGHT, SAID ARC BEING SUBTENDED BY A CHORD BEARING SOUTH 37º12'26'' EAST 13.78 FEET; THENCE SOUTH 23º55'50'' EAST 27.92 FEET; THENCE ALONG THE ARC OF A 280.00 FOOT RADIUS CURVE TO THE RIGHT, SAID ARC BEING SUBTENDED BY A CHORD BEARING SOUTH 06º04'10'' WEST 280.00 FEET; THENCE SOUTH 36º04'10'' WEST 103.75 FEET; THENCE ALONG THE ARC OF A 1180.00 FOOT RADIUS CURVE TO THE LEFT, SAID ARC BEING SUBTENDED BY A CHORD BEARING SOUTH 30º41'55'' WEST 220.89 FEET; THENCE SOUTH 25º19'41'' WEST 40.26 FEET; THENCE ALONG THE ARC OF A 40.00 FOOT RADIUS CURVE TO THE RIGHT, SAID ARC BEING SUBTENDED BY A CHORD BEARING SOUTH 67º32'18'' WEST 53.75 FEET; THENCE ALONG THE ARC OF A 680.00 FOOT RADIUS CURVE TO THE LEFT, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 80º36'15'' WEST 244.40 FEET; THENCE SOUTH 89º02'35'' WEST 256.91 FEET; THENCE ALONG THE ARC OF A 340.00 FOOT RADIUS CURVE TO THE LEFT, SAID ARC BEING SUBTENDED BY A CHORD BEARING SOUTH 72º39'59'' WEST 191.72 FEET; THENCE ALONG THE ARC OF A 40.00 FOOT RADIUS CURVE TO THE RIGHT, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 78º51'30'' WEST 56.42 FEET; THENCE NORTH 34º00'25''

A-3-1

WEST 196.36 FEET; THENCE ALONG THE ARC OF A 40.00 FOOT RADIUS CURVE TO THE RIGHT, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 09º47'32'' EAST 55.37 FEET TO THE POINT OF BEGINNING.
APN 229-0100-011-0000

A-3-2

EXHIBIT A-4
LEGAL DESCRIPTION OF REAL PROPERTY
MOUNTAINVIEW APARTMENTS

EXHIBIT A-5
LEGAL DESCRIPTION OF REAL PROPERTY
PATHFINDER VILLAGE APARTMENTS
REAL PROPERTY in the City of Fremont, County of Alameda, State of California, described as follows:
Beginning at a point in the central line of Fremont Boulevard, formerly the County Road leading from Centerville to Irvington, at the most southern corner of that certain 35 acre tract of land heretofore conveyed by Joseph Hirsch and Caroline Hirsch, his wife, by deed of record in the County Recorder’s Office of Alameda County, in Book 313 of Deeds, Page 428; running thence along the said center line of said County Road North 57°05' West 567.76 feet; thence leaving said County Road North 30°48' East 884.37 feet to a point on the Southwestern boundary line of lands heretofore conveyed by Caroline Hirsch, widow of Joseph Hirsch, to John E. Bettencourt by deed of record in the Office of the County Recorder of said County of Alameda in Book 1239 of Deeds, Page 184; and running thence along the said Southwestern line of said lands of said John E. Bettencourt, South 57°05' East 460.78 feet to the most Southern corner thereof on the Eastern boundary line of the aforesaid 35 acre tract; and thence along the last said line South 23°56' West 894.43 feet to the point of beginning.
Excepting therefrom that portion described as follows:
Beginning at a point in the center line of Fremont Boulevard, formerly the County Road leading from Centerville to Irvington, at the most Southern corner of that certain 35 acre tract of land heretofore conveyed by Joseph Hirsch to Caroline Hirsch, his wife, by deed of record in the County Recorder’s Office of Alameda County, in Book 313 of Deeds, Page 428; running thence along the said center line of said County Road North 57°05' West 127.29 feet; thence North 32°53' East 226.00 feet; thence South 57°05' East 91.56 feet to the Eastern line of said 35 acre tract; thence along the last named line South 23°56' West 228.81 feet to the point of beginning.
Also excepting therefrom that portion thereof conveyed to the City of Fremont, by deed from Franco F. Beretta, et al., dated October 22, 1962, recorded February 4, 1963, on Reel 790, Image 348, Instrument No. AU/20395, Alameda County Records.
Also excepting therefrom that portion thereof described in the deed from Franco Beretta, et al., to the City of Fremont dated April 14, 1970, and recorded December 24, 1970, on Reel 2756, Image 947, Instrument No. 70-142163, Alameda County Records.
A.P. No. 525—0850—002—11

EXHIBIT A-6
LEGAL DESCRIPTION OF REAL PROPERTY
SCOTCHOLLOW APARTMENTS

EXHIBIT A-7
LEGAL DESCRIPTION OF REAL PROPERTY
TOWERS OF WESTCHESTER PARK APARTMENTS
Being part of Parcel “B”, as shown on plat of subdivision entitled “Parcels A through D, Jaeger Property”, recorded among the Land Records of Prince George’s County, Maryland, in Plat Book WWW 56 at plat no. 88; and being more particularly described as follows:
BEGINNING for the same at the easternmost corner of Parcel “B” as shown on the aforesaid plat, said point also the end of the northeasterly or South 49°51'10'' East 340.62 foot line of the said Parcel “B”; thence running with part of the outline of the said Parcel “B”, the following three (3) courses and distances:
1)	South 48º42'30'' West 220.34 feet to a point; thence

2)	South 57º25'20'' West 180.40 feet to a point; thence

3)	South 66º31'30'' West 352.81 feet to a point; thence leaving the said outline and running through and across the said Parcel “B” the following four (4) courses and distances:

4)	North 23º28'30'' West 200.00 feet to a point; thence

5)	North 66º31'30'' East 84.74 feet to a point; thence

6)	North 23º28'30'' West 112.94 feet to a point; and thence

7)	North 00º47'10'' West 276.00 feet to a point; in the northerly or North 89º12'50'' East 710.11 foot line of the said Parcel “B”, 431.58 feet from the end thereof; thence running with part of the outline of the said Parcel “B” the following two (2) courses and distances:

8)	North 89º12'50'' East 431.58 feet to a point; and thence

9)	South 49º51'10'' East 340.62 feet to a point of beginning; containing 278,687 square feet or 6.3978 acres, more or less.
Being in the 21st Election District of said County.
SUBJECT TO AND TOGETHER WITH the perpetual right in common with others, to the use of a 30 foot right of way for ingress and egress as described in Easement Agreement recorded in Liber 4414 at folio 937 among the Land Records for Prince George’s County, Maryland.

A-7-1

EXHIBIT B
PERMITTED ENCUMBRANCES
1.	Real Estate Ad Valorem Taxes for the year 2006 and subsequent years, not yet due and payable.

2.	All covenants, conditions, restrictions and other matters of record recorded or filed in the applicable records of the County in which the Real Property is located

3.	Rights of tenants (and subtenants) and/or lessees (and sublessees) in possession under any recorded or unrecorded leases or rental agreements.

B-1

EXHIBIT C
TERMINATED CONTRACTS
NONE

C-1

EXHIBIT D
LEAD BASED PAINT DISCLOSURE
EVERY CONTRIBUTEE OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978 IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING. LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGE, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY. LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN. THE CONTRIBUTOR OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE CONTRIBUTEE WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE CONTRIBUTOR’S POSSESSION, IF ANY, AND NOTIFY THE CONTRIBUTEE OF ANY KNOWN LEAD-BASED PAINT HAZARDS. A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE.
[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Lead Based Paint Disclosure effective as of May 24, 2006.

CONTRIBUTOR:

VMS NATIONAL PROPERTIES JOINT VENTURE, an Illinois general partnership

By:	VMS NATIONAL RESIDENTIAL PORTFOLIO I, an Illinois limited partnership

	By:	MAERIL, INC., a Delaware corporation, its general partner

By:

Name:

Title:

By:	VMS NATIONAL RESIDENTIAL PORTFOLIO II, an Illinois limited partnership

	By:	MAERIL, INC., a Delaware corporation, its general partner

By:

Name:

Its:

PARENT:

AIMCO PROPERTIES, L.P., a Delaware limited partnership

By:	AIMCO-GP, INC., a Delaware corporation, its general partner

By:

Name:

Its:

2

CONTRIBUTEE:

AIMCO PROPERTIES, LLC, a Delaware limited liability company

By:	AIMCO PROPERTIES, L.P., a Delaware limited partnership, its sole member

By:	AIMCO-GP, INC., a Delaware corporation, its general partner

By:

Name:

Its:

3

EXHIBIT E
LEAD BASED PAINT FREE CERTIFICATIONS

LAW
LAWGIBB Group Member

This is to Certify that

Property Number: 000610

Phase: 2

<u>Scotch Hollow</u>

203 Laurie Meadows Dr.

San Mateo, CA 94403

Has been determined to be

Lead-Based Paint Free Housing

(as defined by 40CFR Part 745.103)

by

Law Engineering and Environmental Services, Inc.

Certification Date: 14-May-01

Lead Based Paint Inspection Survey Date(s): 14-Aug-00 to 21-Aug-00

Inspector Name: Jeffrey Brown

This certification of lead-based paint free housing is based on protocols established by the U.S. Department of Housing and Urban Development (Chapter 7, Lead-Based Paint Inspection – 1997 Revision), and the provisions of the contract for performing this work. For complete information concerning this inspection, please refer to the associated report and summaries of the inspection. This is not a warranty that the community is free of lead hazards, but merely that the results obtained indicated the lead-based paint concentrations found were within acceptable limits as defined by the applicable standard in effect at the time of the inspection.

Law Engineering and Environmental Services, Inc.

396 Plasters Ave. Atlanta, GA 30324 404-873-4761

LAW
LAWGIBB Group Member

This is to Certify that

Property Number: 000610

Phase: 1

Scotch Hollow

203 Laurie Meadows Dr.

San Mateo, CA 94403

Has been determined to be

Lead-Based Paint Free Housing

(as defined by 40CFR Part 745.103)

by

Law Engineering and Environmental Services, Inc.

Certification Date: 14-May-01

Lead Based Paint Inspection Survey Date(s): 14-Aug-00 to 21-Aug-00

Inspector Name: Jeffrey Brown

This certification of lead-based paint free housing is based on protocols established by the U.S. Department of Housing and Urban Development (Chapter 7, Lead-Based Paint Inspection – 1997 Revision), and the provisions of the contract for performing this work. For complete information concerning this inspection, please refer to the associated report and summaries of the inspection. This is not a warranty that the community is free of lead hazards, but merely that the results obtained indicated the lead-based paint concentrations found were within acceptable limits as defined by the applicable standard in effect at the time of the inspection.

Law Engineering and Environmental Services, Inc.

396 Plasters Ave. Atlanta, GA 30324 404-873-4761

LAW

LAWGIBB Group Member

This is to Certify that

Property Number: 000627

Phase: 1

Casa De Monterey

12301 Studebaker Road

Norwalk, CA 90650

Has been determined to be

Lead-Based Paint Free Housing

(as defined by 40CFR Part 745.103)

by

Law Engineering and Environmental Services, Inc.

Certification Date: 20-August-02

Lead Based Paint Inspection Survey Date(s): 15-Sep-00 to 18-Sep-00
01-Jul-02 to 01-Jul-02

Inspector Name: Jeffrey Brown and William Roberts

This certification is based on protocols established by the U.S. Department of Housing and Urban Development (Chapter 7, Lead-Based Paint Inspection – 1997 Revision), and the provisions of the contract for performing this work. For complete information concerning this inspection, please refer to the associated report and summaries of the inspection.

Law Engineering and Environmental Services, Inc.

396 Plasters Ave. Atlanta, GA 30324 404-873-4761

LAW
LAWGIBB Group Member

This is to Certify that

Property Number: 000624

Phase: 1

<u>Crosswood</u>

6801 SAN TOMAS DRIVE

Citrus Heights, CA 95621

Has been determined to be

Lead-Based Paint Free Housing

(as defined by 40CFR Part 745.103)

by

Law Engineering and Environmental Services, Inc.

Certification Date: 14-May-01

Lead Based Paint Inspection Survey Date(s): 03-Aug-00 to 08-Aug-00

Inspector Name: Jeffrey Brown

This certification of lead-based paint free housing is based on protocols established by the U.S. Department of Housing and Urban Development (Chapter 7, Lead-Based Paint Inspection – 1997 Revision), and the provisions of the contract for performing this work. For complete information concerning this inspection, please refer to the associated report and summaries of the inspection. This is not a warranty that the community is free of lead hazards, but merely that the results obtained indicated the lead-based paint concentrations found were within acceptable limits as defined by the applicable standard in effect at the time of the inspection.

Law Engineering and Environmental Services, Inc.

396 Plasters Ave. Atlanta, GA 30324 404-873-4761